Filed pursuant to Rule 424(b)(3)
File Number 333-124582

Supplement No. 8 to market-making prospectus dated May 12, 2005

The date of this supplement is January 11, 2006

On January 11, 2006, Cooper-Standard Holdings Inc. filed the attached Current Report on Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2006

COOPER-STANDARD HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-123708 (Commission File Number)	20-1945088 (I.R.S. Employer Identification No.)

39550 Orchard Hill Place Drive
Novi, Michigan 48375
(Address of principal executive offices)

Registrant's telephone number, including area code: (248) 596-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other events.

Cooper-Standard Automotive Inc., a wholly-owned subsidiary of Cooper-Standard Holdings Inc., issued a press release (the ‘‘Press Release’’) on January 10, 2006 regarding its purchase of a minority equity interest in Guyoung Technology Co., Ltd. of Korea. A copy of the Press Release is being furnished and included herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

99.1. Press Release of Cooper-Standard Automotive Inc., a wholly-owned subsidiary of Cooper-Standard Holdings Inc., dated January 10, 2006.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed ‘‘filed’’ for the purposes of Section 18 of the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

Date: January 11, 2006